Exhibit 99.1

SUMMIT PROPERTIES ANNOUNCES FIRST QUARTER RESULTS
Investor/Analyst Conference Call Scheduled For Later Today

April 29, 2003 — Summit Properties Inc. (NYSE:SMT), reported net income for the quarter ended March 31, 2003 of $5,189,000, or $0.19 per share, compared to $5,337,000, or $0.19 per share, for the first quarter of 2002. Funds from Operations (“FFO”) for the quarter ended March 31, 2003 were $12,493,000, or $0.41 per share, compared to $16,047,000, or $0.52 per share, for the quarter ended March 31, 2002. FFO is the primary earnings measure of the REIT industry. A reconciliation of net income to FFO on a historical and prospective basis is provided on the attached income statement.

Property revenue from same-property communities fell 5.9 percent during the first quarter of 2003 while property operating expenses increased 4.9 percent, leading to an 11.4 percent decrease in property operating income over the same period in 2002. Average physical occupancy at same-property communities increased to 94.4 percent during the first quarter of 2003 from 93.4 percent in the same period in 2002. Average rent per occupied apartment home at same-property communities decreased to $892 in the first quarter of 2003 from $948 during the same period in 2002, a 5.9 percent decrease. A reconciliation of net income to property operating income is provided on the attached income statement.

“The multifamily environment continues to be challenging. We met our expectations this quarter and remain confident in the recovery and long-term fundamentals of our core markets,” said Steve LeBlanc, Summit’s President and Chief Executive Officer. “Our 2003 FFO guidance remains between $1.64 and $1.82 per share. Our 2003 net income guidance is between $1.30 and $1.56 per share.”

As of March 31, 2003, the Company had five communities in lease-up. Summit Brookwood, in Atlanta, Georgia, was 76.6 percent leased at the end of the quarter. Summit Valleybrook, in Philadelphia, Pennsylvania, was 70.7 percent leased at the end of the quarter. Summit Stockbridge, in Atlanta, Georgia, was 35.0 percent leased at the end of the quarter. Summit Grand Parc, in Washington, D.C., was 30.5 percent leased at the end of the quarter. Summit Roosevelt, in Washington, D.C., was 24.2 percent leased at the end of the quarter.

Discontinued operations for the first quarter of 2003 include four communities, one of which was sold during the quarter, one community that was sold subsequent to quarter end, and two communities that are being actively marketed for sale.

The community formerly known as Summit Fairways, located in Orlando, Florida, was sold during the first quarter of 2003. This community includes 240 apartment homes and was sold for $18.8 million, or approximately $78,000 per apartment home. The sales price translates into a capitalization rate of 7.8 percent based upon trailing-twelve-month property operating income, which is calculated before capital expenditures.

The community formerly known as Summit Turtle Rock, located in San Antonio, Texas, was sold subsequent to the end of the first quarter of 2003. This community includes 250 apartment homes and was sold for $18.3 million or approximately $73,000 per apartment home. The sales price translates into a capitalization rate of 7.2 percent based upon trailing-twelve-month property operating income, which is calculated before capital expenditures. The sale of this San Antonio community begins the Company’s previously announced strategic exit of the Texas markets. Two additional Texas communities, Summit Camino Real and Summit Buena Vista, both located in Dallas, are being actively marketed for sale.

During the first quarter of 2003, the Company began construction of the second phase of Reunion Park by Summit in Raleigh, North Carolina. This community will contain 172 apartment homes and follows the first phase of Reunion Park by Summit, a 248 apartment home community completed in 2000.

-more-

The Company continued its common stock repurchase program during the first quarter. Repurchases are made on the open market at prevailing prices or in privately negotiated transactions. During the quarter, the Company repurchased 422,200 shares at an average price of $17.70 per share. Under the Company’s current $56.0 million common stock repurchase program, a total of 861,700 shares had been repurchased as of March 31, 2003 at an average price of $18.41 per share.

Summit will conduct a conference call this morning at 11:00 a.m. EDT to discuss its financial results, business highlights and outlook. In addition, the Company may answer one or more questions concerning business and financial developments and trends, the Company’s view on earnings forecasts and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

The number for the conference call is (719) 457-2661, reservation code 508439. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://www.summitproperties.com. To access the investor relations page, please begin with the Company’s home page at the above address, select the “About Summit” tab, and then select the “Investor Relations” tab.

The financial and statistical information presented on the conference call will be available on the investor relations page of the Company’s website promptly after the conference call. A replay of the call by telephone will be available for five days following the call at (719) 457-0820, reservation code 508439. A replay of the call by webcast will be available for an extended period of time on the investor relations page of the Company’s website.

Summit Properties Inc. is a real estate investment trust that focuses on the operation, development, and acquisition of luxury apartment communities. It has received numerous national awards including “Management Company of the Year” from the National Association of Home Builders and four “National Customer Service Awards for Excellence” from CEL & Associates. As of March 31, 2003, the Company owned or held an ownership interest in 54 communities comprised of 16,589 apartment homes with an additional 1,180 apartment homes under construction in four new communities.

The Company produces an Earnings Release Supplement that provides more detailed information about the operating results and activities of the Company. This Supplement is available on the investor relations page of the Company’s website at http://www.summitproperties.com. For additional information contact the Company at (704) 334-3000, email the Company at email@summitproperties.com, or visit the Company’s website at http://www.summitproperties.com.

# # #

Contact:	Steven R. LeBlanc, President and CEO
Michael L. Schwarz, Executive Vice President and COO
Gregg D. Adzema, Executive Vice President and CFO

NOTE: This release, including its supplement, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are predictions of, or indicate future events and trends and which do not relate solely to historical matters, including information concerning the Company’s future FFO estimates, anticipated investment costs, anticipated construction completion and stabilization dates, expected market conditions and fundamentals, the Company’s strategy to exit its Texas markets, and other forecasts, are forward-looking statements. Factors that impact the Company’s ability to meet these forward-looking statements include, but are not limited to: national economic conditions and economic conditions in the Company’s markets; changes in job growth, household formation and population growth; changes in interest rates; uncertainties associated with the Company’s current real estate development, including actual costs exceeding the Company’s budgets and construction delays; the failure to sell properties on favorable terms, in a timely manner or at all, including the Company’s properties in its Texas markets; the failure to locate favorable investment opportunities in the Company’s markets; the impact of competition; the effects of the Company’s accounting policies; and other factors discussed periodically in the Company’s reports filed with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements.

	Three Months Ended
	March 31,

	2003	2002	% Change

STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)
Revenues:
Property revenues:
Rental	$33,788	$32,810	3.0%
Other	2,286	2,462	-7.1%

Total property revenues	36,074	35,272	2.3%
Interest and other	1,007	639	57.6%
Gain and interest income on compensation plans	188	178	5.6%

Total revenues	37,269	36,089	3.3%

Expenses:
Property operating	13,440	12,045	11.6%
General and administrative	1,600	1,757	-8.9%
Liability adjustment and gain on compensation plans	188	178	5.6%
Depreciation	8,934	7,794	14.6%
Interest	6,903	7,864	-12.2%
Amortization	382	305	25.2%

Total expenses	31,447	29,943	5.0%

Income from continuing operations before equity investments and minority interest	5,822	6,146	-5.3%

Income (loss) on equity investments:
Summit Management Company	(265)	21	-1361.9%
Unconsolidated real estate joint ventures	(89)	64	-239.1%

Total income (loss) on equity investments	(354)	85	-516.5%

Income from continuing operations before dividends to preferred unitholders and minority interest of common unitholders	5,468	6,231	-12.2%
Dividends to preferred unitholders in Operating Partnership	(3,105)	(3,105)	0.0%
Minority interest of common unitholders in Operating Partnership	(272)	(359)	-24.2%

Income from continuing operations	2,091	2,767	-24.4%

Discontinued operations (1):
Income from discontinued operations (2)	366	2,904	-87.4%
Net gain on disposition of discontinued operations	3,136	—	100.0%
Minority interest of common unitholders in Operating Partnership	(404)	(334)	21.0%

Total discontinued operations	3,098	2,570	20.5%

Net income	$5,189	$5,337	-2.8%

FUNDS FROM OPERATIONS (3)
Net income	$5,189	$5,337	-2.8%
Real estate depreciation	9,575	9,717	-1.5%
Real estate depreciation from unconsolidated joint ventures	189	300	-37.0%
Net gain on sale of real estate assets	(3,136)	—	100.0%
Minority interest of common unitholders in Operating Partnership	676	693	-2.5%

Funds from operations	$12,493	$16,047	-22.1%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,211,165	27,124,382	0.3%

Diluted	27,232,895	27,391,526	-0.6%

WEIGHTED AVERAGE SHARES/UNITS OUTSTANDING
Basic	30,755,631	30,681,527	0.2%

Diluted	30,777,361	30,948,671	-0.6%

PER SHARE DATA — DILUTED
Income from continuing operations	$0.08	$0.10	-20.0%

Discontinued operations (1)	$0.11	$0.09	22.2%

Net income	$0.19	$0.19	0.0%

Funds from operations (3)	$0.41	$0.52	-21.2%

	Three Months Ended
	March 31,

	2003	2002	% Change

OPERATING STATISTICS
(Dollars in thousands)
Property revenues (continuing and discontinued operations, see (1) and (2)):
Same-property communities	$33,507	$35,595	-5.9%
Stabilized development communities	3,258	2,308	41.2%
Acquisition communities	584	—	100.0%
Communities in lease-up	1,822	40	4455.0%
Disposition communities	427	6,923	-93.8%

Total property revenues	39,598	44,866	-11.7%

Property operating expenses (continuing and discontinued operations, see (1) and (2)):
Same-property communities	12,733	12,140	4.9%
Stabilized development communities	1,057	977	8.2%
Acquisition communities	250	—	100.0%
Communities in lease-up	788	90	775.6%
Disposition communities	174	2,350	-92.6%

Total property operating expenses	15,002	15,557	-3.6%

Property operating income (loss) (continuing and discontinued operations, see (1) and (2)):
Same-property communities	20,774	23,455	-11.4%
Stabilized development communities	2,201	1,331	65.4%
Acquisition communities	334	—	100.0%
Communities in lease-up	1,034	(50)	2168.0
Disposition communities	253	4,573	-94.5%

Total property operating income	$24,596	$29,309	-16.1%

RECONCILIATION OF PROPERTY OPERATING INCOME (4)
(Dollars in thousands)
Net income	$5,189	$5,337	-2.8%
Interest and other income	(1,007)	(639)	57.6%
General and administrative	1,600	1,757	-8.9%
Depreciation (continuing and discontinued operations)	9,686	9,777	-0.9%
Interest and amortization (continuing and discontinued operations)	8,129	9,364	-13.2%
Loss (income) on equity investments	354	(85)	-516.5%
Dividends to preferred unitholders in Operating Partnership	3,105	3,105	0.0%
Minority interest of common unitholders in Operating Partnership	676	693	-2.5%
Net gain on disposition of discontinued operations	(3,136)	—	100.0%

Total property operating income	$24,596	$29,309	-16.1%

CAPITAL EXPENDITURES (5)
(Dollars in thousands)
Recurring capital expenditures	$799	$994	-19.6%

Non-recurring capital expenditures	$220	$754	-70.8%

	Guidance Range

	Low End	High End

RECONCILIATION OF FORECASTED FUNDS FROM OPERATIONS PER SHARE (6)
Forecasted net income	$1.30	$1.56
Expected real estate depreciation	1.17	1.17
Expected net gain on sale of real estate assets	(0.83)	(0.91)

Forecasted funds from operations	$1.64	$1.82

(1)	We adopted Statement of Financial Accounting Standards (SFAS) No. 144 on January 1, 2002. SFAS No. 144 requires that the operating results of communities held for sale, as well as those sold, be included in discontinued operations in the statements of earnings prospectively from the date of adoption for all periods presented. During the three months ended March 31, 2003, we sold one community and as of March 31, 2003, we were actively marketing three communities for sale (one of which was sold on April 15, 2003). Discontinued operations for the three months ended March 31, 2003 and 2002 includes the four communities to which reference is made above and also includes seven of the eight communities sold during the year ended December 31, 2002.

(2)	Income from discontinued operations for the three months ended March 31 consists of the following:

	2003	2002

Property revenues	$3,524	$9,594
Property operating expenses	(1,562)	(3,512)
Depreciation	(752)	(1,983)
Interest and amortization	(844)	(1,195)

Income from discontinued operations	$366	$2,904

(3)	FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income (loss) excluding gains or losses from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make dividend or distribution payments. Our methodology for computing FFO may differ from the methodologies utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of our ability to incur and service debt and to make capital expenditures. The denominator for FFO per share is diluted weighted average shares/units outstanding.

(4)	We evaluate community performance based on growth of property operating income, which is defined as rental and other property revenues less property operating expenses. We believe that property operating income is a meaningful measure for an investor’s analysis of community performance as it represents the most consistent, comparable operating performance measure among our communities. Depreciation is a fixed cost not controllable by our property management staff and not all communities are encumbered by financing instruments. Therefore, all property operating and maintenance expense amounts are presented before depreciation, interest and amortization. Property operating income does not include any allocation of corporate overhead. You should not consider property operating income as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity. Our calculation of property operating income may differ from the methodology and definition used by other real estate companies, and accordingly, may not be comparable to similarly entitled measures used by other real estate companies. We use capitalization rates based upon trailing-twelve-month property operating income as a measure of the current market valuation of a property. These capitalization rates should not be considered as a measure of performance.

(5)	Recurring capital expenditures consist primarily of exterior painting, new appliances, vinyl flooring, blinds, tile, wallpaper and carpet. Non-recurring capital expenditures consist primarily of major renovations and upgrades of apartment homes.

(6)	Forecasted funds from operations reflects prepayment penalties related to disposition properties as a cost of sale and includes them in net gain on sale of real estate assets.

Exhibit 99.1

SUMMIT PROPERTIES

	March 31,	December 31,
	2003	2002

CONDENSED BALANCE SHEETS
(Dollars in thousands)
ASSETS
Real estate assets
Real estate assets	$1,191,273	$1,144,098
Accumulated depreciation	(154,843)	(145,922)

Net operating real estate assets	1,036,430	998,176

Real estate assets — assets held for sale	103,544	121,829
Accumulated depreciation — assets held for sale	(12,986)	(15,733)

Net real estate assets — assets held for sale	90,558	106,096

Communities under construction	111,880	139,263

Net real estate assets	1,238,868	1,243,535
Cash and cash equivalents	52,384	64,679
Other assets	38,275	30,522
Other assets — assets held for sale	499	742

Total assets	$1,330,026	$1,339,478

LIABILITIES AND SHAREHOLDERS' EQUITY
Variable rate tax-exempt mortgages	$10,345	$10,565
Variable rate mortgage	6,900	6,900
Variable rate unsecured credit facility	120,000	144,000

Total variable rate debt	137,245	161,465

Fixed rate mortgages	248,238	218,103
Fixed rate mortgages — assets held for sale	49,903	50,168
Fixed rate senior unsecured debt	267,000	267,000

Total fixed rate debt	565,141	535,271

Total debt before hedge adjustments	702,386	696,736
Fair value adjustment of hedged debt instruments	4,655	5,720

Total debt	707,041	702,456
Other liabilities	50,804	53,371
Other liabilities — assets held for sale	184	248

Total liabilities	758,029	756,075
Minority interest of preferred unitholders	136,261	136,261
Equity including other minority interest	435,736	447,142

Total liabilities and shareholders’ equity	$1,330,026	$1,339,478

Total shares and units outstanding at end of the period	30,566,319	30,980,526

ADDITIONAL INFORMATION ON DEBT
Weighted Average Interest Rate
Variable rate tax-exempt mortgages	2.59%	2.90%
Variable rate mortgage	3.33%	3.49%
Variable rate unsecured credit facility	2.30%	2.69%

Total variable rate debt	2.36%	2.74%
Fixed rate mortgages	6.98%	7.03%
Fixed rate senior unsecured debt	7.34%	7.34%

Total fixed rate debt	7.16%	7.18%

Total debt	5.99%	6.23%

Weighted Average Maturity (years) (1)
Variable rate tax-exempt mortgages	4.0	4.3
Variable rate mortgage	2.3	2.6

Total variable rate debt	3.3	3.6

Fixed rate mortgages	5.6	5.3
Fixed rate senior unsecured debt	3.6	3.9

Total fixed rate debt	4.7	4.6

Total debt	4.6	4.6

Leverage Statistics
Total debt before hedge adjustments	$702,386	$696,736

Total assets	$1,330,026	$1,339,478
Accumulated depreciation	167,829	161,655

Total undepreciated assets	$1,497,855	$1,501,133

Total debt before hedge adjustments to total undepreciated assets	47%	46%

(1)	Weighted average maturity excludes the revolving unsecured credit facility.